EXHIBIT 23.4

McNair, McLemore, Middlebrooks & Co., LLP

389 Mulberry Street

Macon, Georgia 31201

(478) 746-6277

Rivoli BanCorp, Inc.

515 Mulberry Street

Macon, Georgia 31201

Re: Consent of Independent Certified Public Accountants

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4/A of Security Bank Corporation of our Report dated January 21, 2005, which is included in the Annual Report on Form 10-KSB of Rivoli BanCorp, Inc. for the year ended December 31, 2004. We also consent to the reference to our firm under the “Experts” in such prospectus.

/s/ McNair, McLemore, Middlebrooks & Co., LLP

McNair, McLemore, Middlebrooks & Co., LLP

Macon, Georgia

October 20, 2005